Exhibit 99.1

            Ultratech Announces Third Quarter 2005 Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--Oct. 20, 2005--Ultratech Inc. (Nasdaq:UTEK) today announced unaudited results for the three- and nine-month periods ended October 1, 2005.
    For the third quarter of fiscal 2005, Ultratech reported net sales of $30.3 million compared to $32.4 million during the third quarter of 2004. Ultratech's net income for the third quarter of 2005 was $195,000 or $0.01 per share (diluted) compared to net income of $2.8 million or $0.12 per share (diluted) for the same quarter last year.
    For the first nine months of 2005, Ultratech reported net sales of $87.1 million compared to net sales of $81.5 million in the first nine months of 2004. Ultratech posted a net loss of $3.7 million or $0.15 per share during the first nine months of 2005, compared to net income of $1.1 million or $0.04 per share (diluted) in the first nine months of 2004.
    Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, "During the quarter, Ultratech achieved positive cash flow, profitability, reduced our operating expenses and further strengthened our balance sheet as we continued to build our backlog.
    "Our unique solutions in our served markets are helping customers advance technology required by new generations of electronic products, in order to deliver new levels of performance for transistors, advanced packaging and other chip applications," continued Zafiropoulo. "Our significant investment in the development of these new products and technologies has led to our current backlog which we expect to translate into increased sales and profits."
    At October 1, 2005, Ultratech had $152 million in cash, cash equivalents and short-term investments and a current ratio of 7.0:1. Working capital was $171 million and stockholders' equity was $8.02 per share based on 24,212,817 shares outstanding on October 1, 2005.

    Conference Call Information

    The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time on Thursday, October 20, 2005. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's web site at www.ultratech.com.
    If you are unable to attend the live conference call, a replay will be available on Ultratech's web site. If you do not have Internet access, a replay of the call will be available two hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, October 22, 2005. You may access the telephone replay by dialing 888-286-8010 for domestic callers, 617-801-6888 for international callers, and entering access code 30633612.

    Profile

    About Ultratech: Ultratech Inc. (Nasdaq:UTEK) designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices, and has expanded its technology scope in pioneering laser processing technology for IC manufacturing. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography. Its products are designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. The company's home page on the World Wide Web is located at www.ultratech.com.

    Certain of the statements contained herein, which are not a historical fact and which can generally be identified by words such as "anticipates," "expects," "intends," "will," "could," "believes," "estimates," "continue," and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; cyclicality in the semiconductor and nanotechnology industries; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; expiration of licensing arrangements, and the resulting adverse impact on our licensing revenues; changes to financial accounting standards; changes in prices by us, our competitors or suppliers; customer concentration; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited source of supply; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon us achieving and maintaining profitability and the market price of our stock; mix of products sold; rapid technological change and the importance of timely product introductions; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2004 and on Form 10Q for the quarter ended July 2, 2005. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this press release.


                            ULTRATECH INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS


 (In thousands )                       Oct. 1, 2005   Dec. 31, 2004(a)
 ----------------------------------- ---------------- ----------------
 ASSETS                                (Unaudited)

 Current assets:
 --------------
   Cash, cash equivalents, and
    short-term investments                  $152,303         $151,627
   Accounts receivable                        12,263           19,907
   Inventories                                33,344           27,842
   Prepaid expenses and other
    current assets                             2,049            2,163
 ----------------------------------- ---------------- ----------------
 Total current assets                        199,959          201,539

 Equipment and leasehold
  improvements, net                           22,074           21,992

 Intangible assets, net                           --               95

 Demonstration inventories                     3,463            4,223

 Other assets                                  3,046            2,697
 ----------------------------------- ---------------------------------

 Total assets                               $228,542         $230,546
 =================================== ================ ================


 ---------------------------------------------------------------------
 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
 -------------------
   Notes payable                              $3,861           $7,900
   Accounts payable                           13,231           13,587
   Deferred product and service
    income                                     1,429            1,244
   Deferred license income                        --            1,041
   Other current liabilities                  10,190            8,146
 ----------------------------------- ---------------- ----------------
 Total current liabilities                    28,711           31,918

 Other liabilities                             5,641            5,338

 Stockholders' equity                        194,190          193,290
 ----------------------------------- ---------------- ----------------

 Total liabilities
  and stockholders' equity                  $228,542         $230,546
 =================================== ================ ================

 (a) The balance sheet as of December 31, 2004 has been derived from the audited financial statements as of that date.


                            ULTRATECH INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

----------------------------------------------------------------------
                              Three Months Ended    Nine Months Ended
                              -------------------  -------------------
(In thousands,                 Oct. 1,   Oct. 2,    Oct. 1,   Oct. 2,
 except per share amounts)      2005      2004       2005      2004
----------------------------- --------- ---------  --------- ---------
Total net sales(b)             $30,349   $32,393    $87,137   $81,501

Cost of sales:
-------------
  Cost of products sold         15,083    13,889     43,227    35,733
  Cost of services               2,252     2,294      6,929     6,325
----------------------------- --------- ---------  --------- ---------
Total cost of sales             17,335    16,183     50,156    42,058
----------------------------- --------- ---------  --------- ---------
Gross profit                    13,014    16,210     36,981    39,443

Operating expenses:
------------------
  Research, development, and
   engineering                   5,956     6,478     20,292    18,936
  Amortization of intangible
   assets                           --        96         95       286
  Selling, general, and
   administrative                7,272     7,433     23,003    21,680
----------------------------- --------- ---------  --------- ---------
Operating income (loss)           (214)    2,203     (6,409)   (1,459)
Interest expense                  (117)      (36)      (307)      (91)
Interest and other income,
 net                             1,364       864      3,427     2,680
----------------------------- --------- ---------  --------- ---------
Income (loss) before tax         1,033     3,031     (3,289)    1,130
Income taxes                       838       186        406        24
----------------------------- --------- ---------  --------- ---------
Net income (loss)                 $195    $2,845    ($3,695)   $1,106
============================= ========= =========  ========= =========

Earnings per share -- basic:
---------------------------
  Net income (loss)              $0.01     $0.12     ($0.15)    $0.05
  Number of shares used in
   per share calculations --
   basic                        24,129    23,764     23,985    23,704

Earnings per share - diluted:
----------------------------
  Net income (loss)              $0.01     $0.12     ($0.15)    $0.04
  Number of shares used in
   per share calculations --
   diluted                      25,067    24,044     23,985    24,769
============================= ========= =========  ========= =========

(b)Systems Sales               $23,491   $24,936    $65,028   $61,355
   Parts Sales                   3,291     3,359     11,188     8,420
   Service Sales                 3,567     3,171      9,504     8,943
   License Sales                    --       927      1,417     2,783
----------------------------- --------- ---------  --------- ---------
    Total Sales                $30,349   $32,393    $87,137   $81,501
----------------------------- --------- ---------  --------- ---------



    CONTACT: Ultratech Inc., San Jose
             Bruce Wright or Laura Rebouche, 408-321-8835